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Exhibit 21.1

REVISED LIST OF SUBSIDIARIES OF MYRIAD GENETICS, INC.

            Company Name                                       Jurisdiction of Incorporation
            ------------                                       -----------------------------
     Myriad Genetic Laboratories, Inc.                                  Delaware
     (formerly known as Myriad Diagnostic Services, Inc.)

     Myriad Financial, Inc.                                             Utah

     Myriad Pharmaceuticals, Inc.                                       Delaware